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                                    [LETTERHEAD]
                                                                       EXHIBIT 5




                                  January 30, 1998



Board of Directors
Java Centrale, Inc.
1610 Arden Way, Suite 299
Sacramento, CA 95815

Dear Sirs:

    We refer to Pre-Effective Amendment No. 3 to the Form SB-2 Registration Statement filed on even date herewith by Java Centrale, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 4,180,000 shares of the Company's no par value Common Stock (the "Common Stock") and certain associated Common Stock Purchase Warrants (the "Warrants").

    As counsel to the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion and, on the basis of such examination, advise you that, in our opinion:

    1. The Common Stock and the Warrants have been duly and validly authorized,

    2. The Warrants described in the Registration Statement as currently outstanding have been duly and validly issued and are outstanding,

    3. The 625,000 shares of Common Stock described in the Registration Statement as being currently outstanding have been duly and validly issued and are non-assessable; and

    4. The remaining 3,555,000 shares of Common Stock which are described in the Registration Statement will be, when issued and sold in the manner described in the Registration Statement, validly issued, fully paid, and non-assessable.


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Board of Directors
Jaa Centrale, Inc.
Page 2

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Securities Act of 1933, as amended.

                             Very truly yours,

                             ROSENBLUM, PARISH & ISAACS, PC


                                  By:  /s/ PHILIP S. BOONE, JR.
                                      ---------------------------
                                       A Member of the Firm